                                                                      EXHIBIT 12

                        ADVANTICA RESTAURANT GROUP, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                                                      SUCCESSOR
                                                                          PREDECESSOR COMPANY                          COMPANY
                                                   ----------------------------------------------------------------  ------------
                                                                   FISCAL YEAR ENDED                       ONE WEEK   FIFTY-ONE
                                                   -----------------------------------------------------    ENDED    WEEKS ENDED
                                                   DECEMBER 31,  DECEMBER 31,  DECEMBER 31, DECEMBER 31,  JANUARY 7, DECEMBER 30,
                                                      1994          1995          1996        1997           1998       1998
                                                   ------------  ------------  ------------ ------------  ---------  ------------
(In thousands)

Loss from continuing operations
     before income taxes                            $ (25,998)   $ (74,771)   $ (69,313)   $ (74,637)   $720,511    $(182,750)
                                                    ---------    ---------    ---------    ---------    --------    ---------
Add:
        Interest expense excluding
           capitalized interest                       141,397      147,325      177,278      158,872       2,558      140,207
        Amortization of debt expense                    3,411        4,203        5,590        6,052         111       (7,933)
                                                    ---------    ---------    ---------    ---------    --------    ---------
                       Subtotal                       144,808      151,528      182,868      164,924       2,669      132,274
        Interest factor in rents                       14,172       13,850       17,565       21,734         233       18,946
                                                    ---------    ---------    ---------    ---------    --------    ---------
                       Total earnings (losses)      $ 132,982    $  90,607    $ 131,120    $ 112,021    $723,413    $ (31,530)
                                                    =========    =========    =========    =========    ========    =========

Fixed charges:
        Interest expense including
           capitalized interest                       141,657      147,406      177,278      158,872       2,558      140,207
        Amortization of debt expense                    3,411        4,203        5,590        6,052         111       (7,933)
                                                    ---------    ---------    ---------    ---------    --------    ---------
                       Subtotal                       145,068      151,609      182,868      164,924       2,669      132,274
        Interest factor in rents                       14,172       13,850       17,565       21,734         233       18,946
                                                    ---------    ---------    ---------    ---------    --------    ---------
                       Total fixed charges          $ 159,240    $ 165,459    $ 200,433    $ 186,658    $  2,902    $ 151,220
                                                    =========    =========    =========    =========    ========    =========

Ratio of earnings (losses) to
   fixed charges                                          ---          ---          ---          ---       249.3x          --
                                                    =========    =========    =========    =========    ========    =========

Deficiency in the coverage of fixed
     charges by earnings (losses)
     before fixed charges                           $  26,258    $  74,852    $  69,313    $  74,637    $    ---    $ 182,750
                                                    =========    =========    =========    =========    ========    =========

For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing pretax earnings by fixed charges. Earnings, as used to compute the ratio, equals the sum of income before income taxes and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expenses and a rental factor that is representative of an interest factor (estimated to be one third) on operating leases.